Exhibit 99

                               [Beacon Power logo]

                           NEWS FOR IMMEDIATE RELEASE

                                                    Contact: Paul Sagan
                                                    Sharon Merrill Associates
                                                    617-542-5300
                                                    psagan@investorrelations.com

      BEACON POWER ANNOUNCES FOURTH-QUARTER AND YEAR-END FINANCIAL RESULTS

Milestones    Meet    Management's    Expectations   in   Initial   Quarter   as
Development-stage Public Company

Wilmington, MA - March 27, 2001 - Beacon Power Corporation (Nasdaq: BCON), an energy technology company that provides telecommunications companies with reliable solutions to their power needs through innovative flywheel technology, today announced its financial results for the fourth quarter and 12 months ended December 31, 2000. Beacon Power is a development-stage company that completed an initial public offering (IPO) in December 2000.

For the fourth quarter of 2000, Beacon Power reported a net loss (before preferred stock dividends) of $7.6 million, or ($0.39) per share on revenues of $50,000. For the 12 months ended December 31, 2000, Beacon Power reported a net loss (before preferred stock dividends) of $17.4 million, or ($3.52) per share, on the same revenues of $50,000. On December 31, 2000, Beacon Power had $62.5 million in cash and cash equivalents.

In conjunction with the issuance of its Class D and Class F preferred stock, the company issued warrants to purchase common stock. The estimated fair value of the Class D warrants was $1.3 million; the estimated value of the Class F warrants was $33.0 million. During 2000, the company accrued preferred stock dividends of $35.8 million, including non-cash charges totaling $34.3 million related to the Class D and Class F warrants. Beacon Power's net losses (after preferred stock dividends) for the quarter and for the year were $41.0 million, or ($2.10) per share, and $53.3 million, or ($10.77) per share, respectively.

"I am pleased to report that Beacon Power had a successful and productive first quarter as a public company," said William E. Stanton, president and chief executive officer. "After raising $51.3 million through our IPO in the fourth quarter of 2000, we have opened our new headquarters and state-of-the-art manufacturing facility, completed hiring and training our initial production staff, and shipped several of our 2kWh Flywheel Energy Storage Systems (FESS) - our milestone product offering to date. These represent significant advances toward our goal of becoming the worldwide leader in flywheel energy storage solutions and our transition from a development-stage company to a commercial enterprise."

Continued Stanton, "We are also excited to report that our engineers and scientists have made more progress than we had originally anticipated in developing our next-generation flywheel storage device. Thanks largely to the synergies we are experiencing now that we are all in our new facility and to several breakthroughs in our electronics and machine designs, we are poised to begin testing our 6kWh product during the first half of 2001 and expect full qualification of the unit during the second half of the year. This flywheel offers 50 percent more capacity than our previously planned second-generation unit with break-even manufacturing margins. This additional energy capacity, combined with a smaller installation footprint, will make the value proposition of this new flywheel even more compelling for our telecommunications target market."
                                     -more-

    Beacon Power Announces Fourth-Quarter and Year-End Financial Results / 2

The digital economy has created a burgeoning demand for reliable, high-quality electric power -- what some analysts estimate as a $12 billion market. The rolling blackouts in California are a continuing reminder of the problems caused by unreliable power. Beacon Power has initially targeted the $4 billion communications segment of this market. The company's family of FESS products is designed to replace the conventional lead-acid battery systems that today supply back-up power for broadband cable and telecom networks. Like battery backup systems, Beacon Power's flywheel technology provides uninterruptible emergency power until the primary supply of electricity is restored. But, compared to lead-acid batteries, Beacon Power's flywheel systems offer superior reliability, are insensitive to temperature fluctuations, have a lower life-cycle cost, and do not contain toxic materials or fluids. They also last much longer than batteries, require less maintenance and can be reliably monitored remotely via modem or the Internet.

"We enter 2001 with a high level of confidence and excitement," Stanton said. "After more than three years of development, our technology is proven and ready for commercial prime time. As the technology leader in developing flywheel energy storage systems, and the only company that has developed a viable flywheel product capable of providing extended backup time for the telecommunications markets, Beacon is uniquely positioned to capitalize on the long-term opportunity for broadband cable and telecom power quality and reliability equipment."

Concluded Stanton, "Our key operational goals for 2001 are to continue to ramp up production, complete development of our 6 kWh unit, secure strategic partners and create value for our shareholders by progressing from a development-stage company to a commercial producer of leading edge flywheel systems. I am confident that we have the financial, management, engineering and production resources we need to accomplish this, and I look forward to reporting our progress to Beacon Power's shareholders as the year continues."

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements, which are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation, and Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements. These factors include Beacon Power Corporation's short operating history, its history of losses and anticipated continued losses from operations, its limited experience manufacturing Flywheel Energy Storage Systems on a commercial basis including the fact that no commercial contracts have been executed to date, the dependence of Beacon Power Corporation's sales on the achievement of product development and commercialization milestones, significant technological challenges including the risk of successfully developing the 2kWh, 4kWh and 6kWh Flywheel Energy Storage Systems as well as the commercial viability of each of these flywheel products, Beacon Power Corporation's dependence on third-party suppliers for key component parts, intense competition from companies with greater financial resources than Beacon Power Corporation, the risk that government regulation may impede Beacon Power Corporation's ability to market its products, possible product liability claims that may or may not result from safety failures of Beacon Power Corporation's flywheels and the negative publicity which could result, any failure to protect

                                    - more -

    Beacon Power Announces Fourth-Quarter and Year-End Financial Results / 3


Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995 (continued):

Beacon Power Corporation's intellectual property, any failure to hire and retain key executives, the lack of availability of additional financing, the recent volatility in the stock price of companies operating in the same sector as Beacon Power Corporation, control by Beacon Power Corporation's controlling shareholders and the limited ability of other investors to influence the outcome of matters requiring shareholder approval, conditions in the communications industry that comprises Beacon Power Corporation's initial target market, but are not limited to, factors detailed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission.


About Beacon Power Corporation

Beacon Power Corporation designs, manufactures, and markets advanced flywheel technology products that provide reliable electric power required by the information economy. Beacon Power Corporation is the only company to have developed a flywheel made from proprietary composite materials that can store and deliver the energy needed for long-duration backup of remote communications sites. Beacon Power Corporation is initially targeting this $4 billion communications segment of the $12 billion power quality and reliability market with products that offer significant advantages over environmentally hazardous lead-acid battery back-up power systems, including higher reliability, longer life, reduced maintenance, quicker recharging, remote monitoring and environmental friendliness.

For more information, please contact Tom Nealon, Director of Investor Relations at Beacon Power Corporation, 978.694.9121; fax 978.694.9127; email ir@beaconpower.com; or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com

Financials to follow....

                                   -- more --

    Beacon Power Announces Fourth-quarter and Year-end Financial Results / 4

                                         BEACON POWER CORPORATION AND SUBSIDIARY
                                              (A Development Stage Company)
                                               Consolidated Balance Sheets

                                                                                            December 31,
                                                                                      2000                1999
                                                                          ----------------------------------------
Assets
Current assets:
    Cash and cash equivalents                                                    $ 62,497,102          $  234,350
    Inventory                                                                         207,613                   -
    Prepaid expenses and other current assets                                         857,137              15,987
                                                                          ----------------------------------------

        Total current assets                                                       63,561,852             250,337

Property and equipment, net                                                         3,417,884             566,013
Prepaid financing costs                                                                     -              81,934
Deposits                                                                              673,278              57,150
Other assets                                                                           84,992              18,066
                                                                          ----------------------------------------

Total assets                                                                     $ 67,738,006          $  973,500
                                                                          ========================================

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
    Accounts payable                                                               $1,728,330           $ 413,146
    Accrued compensation and benefits                                                 277,086             109,206
    Accrued interest                                                                        -             164,140
    Accrued loss on sales commitments                                                       -             325,000
    Due to related party                                                               52,725                   -
    Dividends payable                                                               1,159,373                   -
    Other accrued expenses                                                            981,671              43,222
    Current portion of capital lease obligations                                      138,648              73,291
                                                                          ----------------------------------------

        Total current liabilities                                                   4,337,833           1,128,005

Dividends payable                                                                           -             749,005
Notes payable to investors                                                                  -           3,150,000
Capital lease obligations, net of current portion                                      92,245               2,875
Class D redeemable convertible preferred stock                                              -           4,534,816

Stockholders' equity (deficiency):
    Preferred stock                                                                         -           5,771,317
    Common stock                                                                      420,333                 168
    Deferred consulting expense, net                                                        -           (100,000)
    Deferred stock compensation                                                     (970,659)            (56,648)
    Additional paid-in capital                                                    131,858,758             515,318
    Deficit accumulated during the development stage                             (68,000,504)        (14,721,356)
                                                                          ----------------------------------------

        Total stockholders' equity (deficiency)                                    63,307,928         (8,591,201)
                                                                          ----------------------------------------

Total liabilities and stockholders' equity (deficiency)                          $ 67,738,006           $ 973,500
                                                                          ========================================

Beacon Power Announces Fourth-quarter and Year-end Financial Results / 5

                                         BEACON POWER CORPORATION AND SUBSIDIARY
                                              (A Development Stage Company)
                                          Consolidated Statements of Operations

                                                           Three months ended December 31,         Year ended December 31,
                                                             2000                1999              2000               1999
                                                -----------------------------------------------------------------------------

Revenue                                                    $ 50,000            $203,006          $ 50,000           $268,868

Operating expenses:
 Selling, general and administrative                      1,764,510             474,618         4,630,915          1,558,985
 Research and development                                 6,940,318           1,120,026        12,714,823          3,506,031
 Loss on sales commitments                                (829,026)             325,000            50,974            325,000
 Depreciation and amortization                              150,321              63,782           401,013            218,594
                                                -----------------------------------------------------------------------------

  Total operating expenses                                8,026,123           1,983,426        17,797,725          5,608,610
                                                -----------------------------------------------------------------------------

Loss from operations                                    (7,976,123)         (1,780,420)      (17,747,725)        (5,339,742)

Other income (expense):
 Interest income                                           402,625               5,613           747,202             25,118
 Interest expense                                           (4,609)           (109,194)         (370,299)          (356,869)
 Other income (expense)                                    (47,216)                   -          (47,216)                  -
                                                -----------------------------------------------------------------------------
  Total other income (expense), net                        350,800            (103,581)          329,687           (331,751)
                                                -----------------------------------------------------------------------------

Net loss                                                (7,625,323)         (1,884,001)      (17,418,038)        (5,671,493)

Preferred stock dividends                              (33,344,296)           (494,710)      (35,796,675)          (916,852)

Accretion of redeemable convertible
preferred stock                                            (12,911)            (10,417)          (64,435)           (41,671)
                                                -----------------------------------------------------------------------------

Loss to common shareholders                          $ (40,982,530)       $ (2,389,128)    $ (53,279,148)      $ (6,630,016)
                                                =============================================================================

Loss per share - basic and diluted                   $       (2.10)       $    (141.80)    $      (10.77)      $    (393.52)
                                                =============================================================================

Weighted-average common shares outstanding               19,504,373              16,848         4,946,411             16,848
                                                =============================================================================


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